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                                                                    EXHIBIT 5.01



                                 August 23, 1999


MarketWatch.com, Inc.
825 Battery Street
San Francisco, CA 94111

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about August 23, 1999 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 585,824 shares of your Common Stock (the "Stock") subject to issuance by you upon exercise of stock options assumed by you pursuant to the terms of that certain Agreement and Plan of Reorganization, dated as of April 28, 1999, relating to the acquisition of BigCharts Inc., a Minnesota corporation, (the "Agreement"). In rendering this opinion, we have examined the following:

     (1) the Registration Statement, together with the Exhibits filed as a part thereof;

     (2)  the Prospectus prepared in connection with the Registration Statement;

     (3) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and the minute books of your predecessor, Marketwatch.Com, LLC, a Delaware limited liability company (the "Predecessor"), that are in our possession;

     (4) the stock records for both you and the Predecessor that you have provided to us (consisting of a list of stockholders issued by your transfer agent and dated of even date herewith and a list of option, warrant and other rights holders respecting your capital stock and of any rights to purchase capital stock that was prepared by you and dated August 23, 1999 verifying the number of such issued and outstanding securities); and

     (5) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all

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MarketWatch.com, Inc.
August 23, 1999
Page 2


natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any documents reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

     Based upon the foregoing, it is our opinion that the up to 585,824 shares of Stock that may be issued and sold by you upon the exercise of stock options assumed by you pursuant to the terms of the Agreement, when issued and sold in accordance with the applicable plan and stock option agreement to be entered into thereunder, and in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.


                                       Very truly yours,

                                       FENWICK & WEST LLP

                                   By: /s/ Jeffrey R. Vetter
                                       ----------------------------
                                       Jeffrey R. Vetter